Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-163366, 333-150260, 333-142628, 333-135029, 333-125208, 333-121612, 333-115759, 333-110103, 333-108658, 333-105814, 333-102587, 333-64444, 333-64432, 333-60966, 333-51388, 333-42852, 333-38710, 333-37180, 333-92855, 333-73009, 333-52331, 333-37585, 333-185115; and Form S-8 Nos. 333-176681, 333-160312, 333-160705, 333-164014, 333-134566, 333-119833, 333-106427, 333-54246, 333-30345)) of Spectrum Pharmaceuticals, Inc. and Subsidiaries and in the related Prospectuses of our reports dated February 27, 2013, except for the effects on the consolidated financial statements of the restatement described in Note 1A, as to which the date is December 6, 2013, with respect to the consolidated financial statements of Spectrum Pharmaceuticals, Inc. and Subsidiaries, and our report dated February 27, 2013, except for the effects of the material weakness described in the seventh paragraph, as to which the date is December 6, 2013 with respect to the effectiveness of internal control over financial reporting of Spectrum Pharmaceuticals, Inc. and Subsidiaries, included in the Amendment to its Annual Report (Form 10-K/A) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Irvine, California

December 6, 2013